CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 10, 2004, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of USA Technologies, Inc. for the registration of 1,619,855 shares of its Common Stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 20, 2006